Exhibit 99.1

LEAPFROG REAFFIRMS 2009 OUTLOOK AND PROVIDES Q1 AND Q2 GUIDANCE FOR 2009

EMERYVILLE, California — March 26, 2009 — LeapFrog Enterprises, Inc. (NYSE:LF) today reaffirmed its 2009 outlook as provided on its 2008 financial results conference call and provided first quarter and second quarter guidance for 2009.

“Last year was unusual, in historic terms. Rapidly deteriorating consumer sentiment in the fourth quarter of 2008 led to high year end retailer inventory levels. As a result, in our year end reports we provided full-year guidance that included sales to be down considerably in the first three quarters of the year as retailers drive down inventory levels.  While these expectations remain unchanged, as we approach the end of the first quarter of 2009, we believe that more information on our outlook for the first half would be helpful to investors due to the combination of our starting inventory position, the continuing weak economic environment and the difficult forecasting situation this creates,” said Jeffrey Katz, LeapFrog’s Chairman and Chief Executive Officer.

“To-date, our net sales results are as we expected.  Point-of-sale results, on the other hand, are somewhat better than expected given the generally weak economic conditions at retail.  LeapFrog’s net sales results for the next few months are almost certain to continue to be substantially less than last year, but this is consistent with retailers reducing their inventories during this seasonally low traffic part of the year.  As is always the case in our business, full-year results are highly dependent on the third and fourth quarters.  Based on results to-date, there is no change to our full-year outlook.  We still expect to achieve improved cash flow and are targeting break-even cash usage for the year,” continued Mr. Katz.

Retail point-of-sale dollars were up 6% year-over-year for the 9-weeks ended March 7, 2009 compared to the 9-weeks ended March 8, 2008.  Data for each of these 9-week periods represents sales prior to the Easter holiday, which typically impacts results and is three weeks later this year than last year.  LeapFrog will update investors on retail point-of-sale dollars that include the Easter holiday when we release our first quarter results.  Retail point-of-sale dollars is a non-audited operating metric that represents U.S. retailers’ sales of LeapFrog products to consumers.  Retail point-of-sale dollars differs significantly from LeapFrog’s reported net sales, which reflect all products sold by LeapFrog to its retailer customers in all markets and also includes other sources of revenue.  The point-of-sale data is provided to LeapFrog by retailers. LeapFrog believes this represents approximately 95% of our U.S. retailers' dollar sales of LeapFrog products to consumers, based on historical shipments by us to such retailers.  LeapFrog management uses point-of-sale data to evaluate the retail channel sales environment and develop net sales forecasts.

LeapFrog Enterprises, Inc.

“From what we’re seeing, our new products – in particular, Tag and Leapster2 – are selling better than anticipated at retail, and many of our planned promotions are only just now launching.  Didj retail sales are growing sharply now that price reductions have been implemented, and Didj is currently generating among the best tie ratio of all of our products.  Conversely, our Learning Toy line remains somewhat soft prior to the introduction of our new additions later this year although here too we are beginning to see signs of increased sell-through from promotional activity.  It’s early in the year, but overall POS results and more specifically our platform business trends give us some cause for cautious optimism given the general negative consumer sentiment in the market,” said Mr. Katz.

“Some investors will no doubt ask whether the data on POS might cause us to increase our full year earnings or fourth quarter recovery expectations.  Our view is that it is far too early to anticipate a market recovery that might stimulate such a change.  Other investors will no doubt ask whether weak shipment estimates for the first half of 2009 create a concern about continuing weakness in the second half.  Here, we would say that POS trends provide some indications that our products, particularly our Reading and Gaming products, are being well received even in this difficult retail environment and we think they’ll do better should conditions improve.  However, retailer purchases of our product in the second half will be dependent on sell-through performance during the peak shipment months of September and October,“ added Mr. Katz

For the first quarter of 2009, LeapFrog expects:

•	Net sales to be between $26 and $30 million
•	Gross margin to be between 25% and 27%
•	Operating expenses to be between $33 and $35 million, down approximately 30% to 34% year-over-year

For the second quarter of 2009, LeapFrog expects:

•	Net sales to be between $35 and $45 million
•	Gross margin to be between 30% and 33%
•	Operating expenses to be between $34 and $36 million, down approximately 27% to 31% year-over-year

“Our outlook for the year continues to be in line with our original expectations at the time of our last earnings call.  We are expecting substantial year-over-year sales declines in the first three quarters of the year and some gross margin pressure in the first half of the year as retailers work down inventory.  We believe we are still on-track for improving our cash flow performance for the year, even with substantial sales declines.  We have cut significant costs out of the business and reduced our operating expenses by about 30% from 2008 levels.  We also expect to benefit from gross margin expansion in the back half of the year as we see a higher mix of software sales.  We have a healthy balance sheet with a cash balance that currently stands at $85 million and no debt.  There is still a lot of uncertainty with the year, but our internal plans are built around a break-even net cash usage for the year,” said Bill Chiasson, LeapFrog’s Chief Financial Officer.

“We will provide further information when we report our first quarter results.  In addition to the details of the first quarter, we’ll have more insights on how the second quarter is developing.

LeapFrog Enterprises, Inc.

At that time we will also have Easter behind us which should reveal further insights into consumer sentiment trends,” said Mr. Katz in closing.

Conference Call

LeapFrog will hold a conference call today at 6:00 p.m. Eastern Time (3:00 p.m. Pacific Time) to discuss only the contents of this press release.

To participate in the call, please dial (706) 634-0183 and request Conference ID 92505037.  The conference call will also be webcast live and can be accessed at LeapFrog’s investor website at www.leapfroginvestor.com.

About LeapFrog

LeapFrog Enterprises, Inc. is a leading designer, developer, and marketer of innovative, technology-based learning products and related proprietary content, dedicated to making learning effective and engaging for all ages, at home and in schools, around the world. The company was founded in 1995 and is based in Emeryville, California. LeapFrog has developed a family of learning platforms that come to life with an extensive library of software titles covering important subjects such as phonics, reading, writing, math, music, geography, social studies, spelling, vocabulary and science. In addition, the company has created a broad line of stand-alone educational products for children.   LeapFrog's award-winning products are available in six languages at major retailers in more than 35 countries around the world and in more than 100,000 classrooms across the United States.

NOTE: LEAPFROG, the LeapFrog Logo, TAG, LEAPSTER, and DIDJ are trademarks or registered trademarks of LeapFrog Enterprises, Inc.

Forward-Looking Statements

Cautionary Statement under the Private Securities Litigation Reform Act of 1995:

Except for the historical information contained herein, this news release contains forward-looking statements, including statements regarding anticipated financial results, including operating results (such as net sales, gross margin, operating expenses and net loss), cash balances and cash flows, product demand and shipment levels, expected relationships between point-of-sale trends and net sales by the company, anticipated product mix shifts, and expected benefits of new products and services. These forward-looking statements involve risks and uncertainties, including risks related to the recession and its effect on retail business, overall consumer sentiment and trends and their effect on retailer buying behavior, the rates of acceptance by consumers of our web-based products and services, new and changing regulations and standards for children’s products, and our ability to provide high-quality experiences to consumers with all of our products and services. These and other risks and uncertainties detailed from time to time in our SEC filings, including our 2008 annual report on Form 10-K filed on March 11, 2009, could cause the company's actual results to differ materially from those discussed in this release. All forward-looking statements are based on information available to the company on the date hereof, and the company assumes no obligation to update such statements.

LeapFrog Enterprises, Inc.

Contact Information:

Investors:                                                                           Media:

Karen Sansot                                                                           Mischa Dunton
Investor Relations                                                                   Corporate Communications
(510) 420-4803                                                                           (510) 596-5441